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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 13, 1998
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                             UNITED AUTO GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                           1-12297                            22-3086739
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(State or other jurisdiction  (Commission File Number)          (I.R.S. Employer
of incorporation)                                            Identification No.)




375 Park Avenue, New York, New York                                        10152
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(Address of principal executive offices)                              (Zip Code)



                                 (212) 223-3300
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              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

        On January 13, 1998, United Auto Group, Inc. (the "Company") announced the naming of Samuel X. DiFeo, Jr. as President and Chief Operating Officer and the realignment of certain of its operation resulting in a pre-tax charge in the range of $28.0 - $32.0 million.

        The Company also announced the acquisition of five franchises in Memphis, TN. The dealerships include Covington Pike Toyota, Homer Skelton Mazda, Hyundai, Covington Pike Dodge and Graceland Dodge. The aggregate consideration for the Memphis acquisitions is approximately $28.0 million. The Company has completed the acquisition of Covington Pike Dodge and expects to complete the other Memphis dealership acquisitions this month.

        In addition, the Company announced the consummation of the acquisition of The Triangle Group, located in Puerto Rico. The Triangle Group operates franchises representing the Acura, Chrysler, Daewoo, Honda, Suzuki and Toyota brands. The aggregate consideration for the acquisition is $14.5 million.

        For more information, please see the Company's press release filed as an exhibit hereto, which is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired:  N/A

         (b)  Pro Forma Financial Information:  N/A

         (c)  Exhibits:

              99.1 Press Release relating to management changes, realignment of certain operations and announcing acquisitions, issued January 13, 1998.

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                                   SIGNATURES
                                   ----------


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UNITED AUTO GROUP, INC.



DATE: January 14, 1998                      By:     /s/ Philip N. Smith, Jr.
                                               -----------------------------
                                                   Philip N. Smith, Jr.
                                                   Senior Vice President
                                                     and General Counsel









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                                  EXHIBIT INDEX



Exhibit No.              Document
-----------              --------

99.1 Press Release relating to management changes, realignment of certain operations and announcing acquisitions, issued January 13, 1998.















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